SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2004

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

0-3400
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Item 9. Regulation FD Disclosure.

            Attached as Exhibit 99.1 and incorporated herein by reference is a copy of a press release of Tyson Foods, Inc., dated July 28, 2004, announcing the retirement of its Chief Financial Officer Steven Hankins and the appointment of Dennis Leatherby as interim CFO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2004                                          Tyson Foods, Inc.
                                                                        By:       /s/  R. Read Hudson
                                                                        Name:  R. Read Hudson
                                                                        Title:     Secretary

Tyson Foods, Inc.
Current Report On Form 8-K
Dated July 28, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 28, 2004

EXHIBIT 99.1

TYSON CHIEF FINANCIAL OFFICER RETIRES

Senior VP Dennis Leatherby Named Interim CFO

Springdale, AR - July 28, 2004 - Tyson Foods, Inc. (NYSE:TSN) announced today that Chief Financial Officer, Steve Hankins, has retired from the Company to pursue personal and family interests. Hankins has been with Tyson since 1983 and has held the CFO position since 1998.

"Steve has served us well, both as head of our Information Technology Department and as CFO, particularly through the integration of IBP into the Tyson family of companies," said John Tyson, Chairman and CEO. "We wish him the best as he moves on to other career pursuits."

Dennis Leatherby, currently Tyson's Senior Vice President, Finance and Treasurer, is being named interim CFO while a search, both internally and externally, is conducted. Leatherby has been an officer of the company for 14 years, with extensive experience in the finance and treasury areas of the company. He has been the Treasurer since 1994. Leatherby graduated from Kansas State University in 1982 with degrees in finance and accounting, and worked in corporate banking for seven years before coming to Tyson Foods.

The change is effective immediately